UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2006

DYNAMIC LEISURE CORPORATION

(Exact name of registrant as specified in its charter)

333-07953

(Commission File Number)

Minnesota	41-1508703
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5680A W. Cypress Street

           Tampa, FL 33607

(Address of principal executive offices)

(813) 877-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 1, 2006, the Company’s board of directors elected Mr. Ben J. Dyer (“Dyer” or “Mr. Dyer”) as a new director to the board.

Ben J. Dyer, 58, is a General Partner of Cordova Intellimedia Ventures, a $41 million seed capital fund that actively manages nine investments.

Dyer is president of Jackson Capital, LLC, which provides corporate finance services to early-stage and mid-market companies. Jackson Capital is an affiliate of Jackson Securities Incorporated. Dyer is also a General Partner in a related entity, Southeast Ventures, a co-investment growth fund targeted for minority vendors to Fortune 1000 companies.

He is the president of Innovations Publishing, LLC, a research firm which catalogs and follows emerging privately-held ventures in the Southeast. Subscribers to its online service include investors, entrepreneurs, and service providers.

He is also Chairman of Intellimedia Commerce, Inc., which was formed in January 1996 and is privately held. Intellimedia has engaged in the businesses of software development and of incubating emerging technology companies. The genesis of the company’s original technical team was Intellimedia Sports, which Dyer founded in 1992 to create and own the sports instruction category in the then promising CD-ROM industry. Its fifteen ESPN branded titles covered the popular sports and featured athletes and coaches at the top of their professions, such as Tom Kite, Mike Krzyzewski, Picabo Street and Tom Lasorda. This industry was eclipsed by the Internet in the mid-90’s, at which time Dyer directed his attention to Intellimedia Commerce.

He was previously Chairman and CEO of Comsell, Inc., a pioneering multimedia development firm, from its founding in 1983 until 1988, when Comsell was acquired by Rupert Murdoch’s News Corporation. Comsell developed for News the initial technology for “Jaguar” -- a CD-ROM advertising medium later tied to American Airlines’ reservation network.

Dyer was earlier a founder of Peachtree Software, Inc. and served as its president from inception in 1977 through September 1983. The company was one of the top ten PC software companies during his tenure and was sold to Management Science America in June 1981. After it was later sold to a venture group, Dyer returned as a director until its April 1994 acquisition by ADP.

Dyer served as president, chairman, and a director of the de novo Enterprise National Bank during his interim between Comsell and the creation of Intellimedia Sports.

He is currently on the boards of privately held FundRaisingInfo.com and of public company Teamstaff (TSTF), where he chairs the audit committee.

Dyer has concentrated his community activities on higher education. He has been president of the Georgia Tech Alumni Association, a director of the Georgia Tech Foundation, and chairman of the Alumni Advisory Board for Tech’s School of Industrial & Systems Engineering. He served a 30-month term as Chairman of the Georgia Tech Research Corporation. He is currently on the External Advisory Council of the Georgia Tech Research Institute. In March 2006 he received the Joseph Mayo Petit Alumni Distinguished Service Award, Georgia Tech’s highest honor for its alumni.

On October 19, 1998 Dyer was inducted as the 14th member of Georgia’s Technology Hall of Fame.

Dyer holds a Bachelor of Industrial Engineering degree with highest honor from Georgia Tech, and an MBA in finance from Georgia State University, also with highest honor.

In connection with his election, Mr. Dyer will receive 200,000 restricted shares of Company’s common stock.

Mr. Dyer is an independent director as defined under the listing standards of the New York Stock Exchange. There are no arrangements or understandings between Mr. Dyer and any other persons pursuant to which Mr. Dyer was selected as a director. Since the beginning of the registrant’s last fiscal year, Mr. Dyer has had no direct or indirect interest in any transaction to which the registrant was a party.

A copy of the press release announcing the election of Ben J. Dyer as the Company’s new director is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Description

99.1	Press Release dated December 4, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC LEISURE CORPORATION

Date: December 6, 2006	By: /s/ Daniel G. Brandano
Daniel G. Brandano
President